Exhibit 99.2

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — November 2, 2010 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.05 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on December 20, 2010 to shareholders of record at the close of business on November 30, 2010.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 85 locations in 76 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.